As filed with the Securities and Exchange Commission on August 6, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	75-2287752
(State or other jurisdiction incorporation or organization)	(I.R.S. Employer Identification No.)

919 E. Hillsdale Blvd, Suite 250 Foster City, California	94404
(Addresses of Principal Executive Offices)	(Zip Code)

Geron Corporation 2018 Inducement Award Plan
(Full title of the plans)

Dawn C. Bir
Interim President and Chief Executive Officer
Geron Corporation
919 E. Hillsdale Blvd, Suite 250
Foster City, California 94404
(650) 473-7700
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Chadwick L. Mills
Cooley LLP
3 Embarcadero Center, 20th Floor
San Francisco, California 94111
(415) 693-2000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
________________________

EXPLANATORY NOTE AND GENERAL INSTRUCTION E INFORMATION
This Registration Statement on Form S-8 is being filed by Geron Corporation (the “Company”) for the purpose of registering an additional 11,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issuable under the Company’s 2018 Inducement Award Plan, as amended (the “2018 Inducement Plan”).
The shares of the Company’s Common Stock previously reserved for issuance under the 2018 Inducement Plan were registered on the Registrant’s Registration Statements on Form S-8 (File nos. 333-230171, 333- 239324, 333-258864, 333-266795, 333-273669, and 333-284209) filed with the Securities and Exchange Commission (the “Commission”) on March 8, 2019, June 19, 2020, August 16, 2021, August 11, 2022, August 3, 2023, and January 10, 2025 respectively (the “Prior Forms S-8”).
This Registration Statement relates to securities of the same class as those to which the Prior Forms S-8 relate and is submitted in accordance with General Instruction E of Form S-8. Pursuant to General Instruction E of Form S-8, the contents of Prior Forms S-8 are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
•the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on February 27, 2025;
•the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the Commission on May 7, 2025 and August 6, 2025, respectively;
•the Registrant’s Current Reports on Form 8-K, filed with the Commission on March 11, 2025, March 17, 2025, May 27, 2025 and August 6, 2025;
•the information specifically incorporated by reference into the Registrant’s 2024 Annual Report on Form 10-K referred to above from the Registrant’s definitive proxy statement relating to the Registrant’s 2025 annual meeting of stockholders, filed with the Commission on April 8, 2025; and
•the description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A, filed with the Commission on June 13, 1996, including any amendments or reports filed for purpose of updating such description.
All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits

		Incorporation by Reference
Exhibit Number	Description	Exhibit Number	Filing	Filing Date	File No.
4.1	Restated Certificate of Incorporation	3.3	8-K	May 18, 2012	000-20859
4.2	Certificate of Amendment of the Restated Certificate of Incorporation	3.1	8-K	May 18, 2012	000-20859
4.3	Certificate of Amendment of the Restated Certificate of Incorporation	3.1	8-K	June 7, 2019	000-20859
4.4	Certificate of Amendment of the Restated Certificate of Incorporation	3.1	8-K	May 13, 2021	000-20859
4.5	Certificate of Amendment of the Restated Certificate of Incorporation	3.1	8-K	June 2, 2023	000-20859
4.6	Amended and Restated Bylaws	3.1	8-K	December 15, 2023	000-20859
4.7	Form of Common Stock Certificate	4.1	10-K	March 15, 2013	000-20859
5.1	Opinion of Cooley LLP*	—	—	—	—
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm*	—	—	—	—
23.2	Consent of Cooley LLP (included in Exhibit 5.1)*	—	—	—	—
24.1	Power of Attorney (included on the signature page to this Registration Statement)*	—	—	—	—
99.1	Geron Corporation 2018 Inducement Award Plan, as amended	10.3	8-K	August 6, 2025	000-20859
107	Filing Fee Table*	—	—	—	—
_____________________
*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on August 6, 2025.
GERON CORPORATION

By:	/s/Michelle Robertson
Michelle Robertson
Executive Vice President, Finance, Chief Financial Officer and Treasurer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Michelle Robertson and Scott A. Samuels, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/Dawn C. Bir	Interim President and Chief Executive Officer and	August 6, 2025
DAWN C. BIR	Director (Principal Executive Officer)

/s/Michelle Robertson	Executive Vice President, Finance, Chief	August 6, 2025
MICHELLE ROBERTSON	Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/Gaurav Aggarwal	Director	August 6, 2025
GAURAV AGGARWAL

/s/V. Bryan Lawlis	Director	August 6, 2025
V. BRYAN LAWLIS

/s/John McDonald	Director	August 6, 2025
JOHN MCDONALD

/s/Susan M. Molineaux	Director	August 6, 2025
SUSAN M. MOLINEAUX

/s/Elizabeth G. O’Farrell	Director	August 6, 2025
ELIZABETH G. O’FARRELL

/s/Robert J. Spiegel	Director	August 6, 2025
ROBERT J. SPIEGEL
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